UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2009

Playboy Enterprises, Inc.
_______________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-14790	36-4249478
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 North Lake Shore Drive, Chicago, Illinois 60611
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(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (312) 751-8000

Not applicable.
_____________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3—Securities and Trading Markets

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On April 16, 2009, Playboy Enterprises, Inc. (the “Company”) received a notice from the New York Stock Exchange (the “NYSE”) that the Company was not in compliance with one of the NYSE’s continued listing standards because the Company’s total market capitalization has been less than $75 million over a consecutive 30 trading-day period and its last reported stockholders’ equity was less than $75 million.

In accordance with NYSE procedures, the Company has 45 days from the receipt of the notice to submit a business plan to the NYSE demonstrating how it intends to comply with the NYSE’s continued listing standards within 18 months.  The Company intends to submit such a plan within the required time frame.  During this time, the Company’s common stock will continue to be listed on the NYSE, subject to the company’s compliance with other NYSE listing requirements. If the NYSE accepts the Company’s plan, the Company would be subject to quarterly monitoring for compliance with the plan. If the NYSE does not accept the Company’s plan, the Company would be subject to suspension by the NYSE.

On April 21, 2009, the Company issued a press release regarding the notice from the NYSE. A copy of the press release is attached as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

Section 9—Financial Statements and Exhibits
Item 9.01.    Financial Statements and Exhibits.

(d)	Exhibits

99.1 Press Release issued by Playboy Enterprises, Inc. on April 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 21, 2009	PLAYBOY ENTERPRISES, INC.

	By:	/s/ Howard Shapiro
Howard Shapiro
Executive Vice President, Law and
Administration, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release issued by Playboy Enterprises, Inc. on April 21, 2009.